UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

HEALTH SYSTEMS SOLUTIONS, INC.
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(Exact name of registrant as specified in its charter)

Nevada	0-24681	82-1513245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 N. Reo Street, Suite 300,
Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

(813) 282-3303
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 19, 2006. This Amended Current Report provides, among other things, the information required by Item 9.01- Financial Statements, Pro Forma Financial Information and Exhibits.

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

As reported on our Form 8-K filed May 19, 2006, on May 15, 2006, we executed and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with all of the shareholders of Carekeeper Software, Inc. (“Carekeeper”). Under the Purchase Agreement, Carekeeper Solutions, Inc., our wholly owned subsidiary, acquired all of the issued and outstanding capital stock of Carekeeper. In consideration for the stock of Carekeeper: (a) we will make available to Carekeeper an operating line of credit in an amount up to $1,500,000 to be made available at such times and in such amounts as we shall pre-approve and will be used solely to pay Carekeeper’s accounts payable, certain amounts due to the former shareholders of Carekeeper up to $143,000 and to pay operating expenses pursuant to an annual budget pre-approved by us; (b) an earnout payment based on a percentage of Carekeeper’s operating revenues in 2006, 2007 and 2008; and (c) a contingent payment in the amount of up to 400,000 shares of our common stock based on Carekeeper achieving certain milestones with respect to its operating revenues during 2006, 2007 and 2008.

With respect to the earnout and contingent payments described above, the amounts of such payments will be based on the operating results of Carekeeper for the following periods: (i) May 15, 2006 through December 31, 2006, (ii) calendar year 2007 and (iii) calendar year 2008. The earnout amount will be based on a percentage of the gross operating revenues generated by Carekeeper from the sales of its products and services during these periods. With respect to the contingent payment of our shares of our common stock described above, the former shareholders of Carekeeper will be entitled to receive up to a maximum of 400,000 shares in three installments over this period. The amount of each issuance of shares is based on Carekeeper achieving certain pre-approved milestones with respect to its operating revenues during these periods.

In connection with the possible issuance of our common stock under the terms of the Purchase Agreement, we entered into a Lock Up Agreement with each of the shareholders of Carekeeper. Under the Lock Up Agreement, the shareholders of Carekeeper are prohibited from transferring the shares of common stock for a period of three years expiring on or about February 15, 2010.

In connection with the transaction, Carekeeper Solutions, Inc. entered into employment agreements with Jake C. Levy and Dorothy A. Levy. Pursuant to his employment agreement, Mr. Levy will serve as the chief executive officer of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $156,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 15,000 shares of our common stock.

Pursuant to her employment agreement, Ms. Levy will serve as the director of quality assurance of Carekeeper Solutions, Inc. The employment agreement provides for an annual base salary of $105,000 and has an initial term of three years. The employment agreement also provides for annual bonuses as determined by our Board of Directors and options to purchase 7,500 shares of our common stock.

A copy of the Purchase Agreement and the ancillary agreements was filed as an exhibit to our Form 8-K filed on May 19, 2006 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired - Carekeeper Software, Inc.

The Financial Statements described below are included in Exhibit 99.1 filed herein.

Report of Independent Registered Public Accounting Firm

Balance sheets as of April 30, 2006 and 2005 (unaudited) and December 31, 2005 and 2004

Statements of operations for the four months ended April 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004

Statement of changes in stockholders’ deficit for the four months ended April 30, 2006 (unaudited) and the years ended December 31, 2005 and 2004

Statements of cash flows for the four months ended April 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004

Notes to financial statements for the years ended December 31, 2005 and 2004 and the four months ended April 30, 2006 and 2005 (unaudited)

(b)	Pro Forma Financial Information

The Pro Forma Financial Statements described below are included in Exhibit 99.2 filed herein.

Pro forma combined balance sheet as of April 30, 2006 (unaudited)

Pro forma combined statement of operations for the four months ended April 30, 2006 (unaudited)

Pro forma combined statement of operations for the year ended December 31, 2005 (unaudited)

Notes to pro forma combined financial statements of April 30, 2006 (unaudited) and December 31, 2005

(c)	Exhibits

Exhibit No. 99.1 - Financial Statements of Business Acquired - Carekeeper Software, Inc.

Exhibit No. 99.2 - Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Systems Solutions, Inc.
Dated: September 7, 2006	By: /s/ B. M. Milvain
B. M. Milvain
President